PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this ______________________, 2017 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, short sale dividend and interest expense, acquired fund fees and expenses, and other extraordinary expenses) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.

Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the fiscal year end. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.	PRINCIPAL MANAGEMENT CORPORATION

By:________________________________	By:________________________________
Name: Michael J. Beer	Name: Michael J. Beer
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer

By:________________________________	By:________________________________
Name: Beth C. Wilson	Name: Adam U. Shaikh
Title: Secretary and Vice President	Title: Counsel

	SCHEDULE A
Series	Class A	Class C	Class J	Class P	Institutional Class	Class T	Expiration
California Municipal Fund	N/A	N/A	N/A	0.51%	0.60%	N/A	02/28/2018
California Municipal Fund	N/A	N/A	N/A	N/A	N/A	.77%	02/28/2019
Core Plus Bond Fund	0.88%	1.75%	N/A	N/A	N/A	N/A	02/28/2018
Core Plus Bond Fund	N/A	N/A	N/A	N/A	N/A	.88%	02/28/2019
Diversified International Fund	N/A	2.08%	N/A	N/A	N/A	N/A	02/28/2018
Diversified International Fund	N/A	N/A	N/A	N/A	N/A	1.36%	02/28/2019
Equity Income Fund	N/A	N/A	N/A	N/A	N/A	.91%	02/28/2019
Finisterre Unconstrained Emerging Markets Bond Fund	1.47%	N/A	N/A	1.15%	1.12%	N/A	02/28/2018
Global Diversified Income Fund	N/A	N/A	N/A	N/A	N/A	1.09%	02/28/2019
Global Real Estate Securities Fund	N/A	2.20%	N/A	N/A	N/A	N/A	02/28/2018
Global Real Estate Securities Fund	N/A	N/A	N/A	N/A	N/A	1.30%	02/28/2019
Government & High Quality Bond Fund	0.88%	1.63%	N/A	N/A	N/A	N/A	02/28/2018
Government & High Quality Bond Fund	N/A	N/A	N/A	N/A	N/A	.91%	02/28/2019
High Yield Fund	N/A	N/A	N/A	N/A	0.61%	N/A	02/28/2018
High Yield Fund	N/A	N/A	N/A	N/A	N/A	.90%	02/28/2019
High Yield Fund I	1.05%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Income Fund	N/A	N/A	N/A	N/A	N/A	.88%	02/28/2019
Inflation Protection Fund	0.90%	1.65%	1.15%	N/A	N/A	N/A	02/28/2018
International Emerging Markets Fund	1.61%	2.66%	1.52%	N/A	N/A	N/A	02/28/2018
International Fund I	1.45%	N/A	N/A	N/A	1.00%	N/A	02/28/2018
International Fund I	N/A	N/A	N/A	N/A	N/A	1.40%	02/28/2019
LargeCap Growth Fund I	1.25%	N/A	N/A	N/A	N/A	N/A	02/28/2018
LargeCap S&P 500 Index Fund	N/A	1.30%	N/A	N/A	N/A	N/A	02/28/2018
LargeCap Value Fund	N/A	1.70%	N/A	N/A	N/A	N/A	02/28/2018
MidCap Fund	N/A	N/A	N/A	N/A	N/A	.99%	02/28/2019
MidCap Growth Fund	N/A	N/A	N/A	N/A	0.75%	N/A	02/28/2018
MidCap Value Fund III	1.30%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Money Market Fund	N/A	1.79%	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2010 Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2020 Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2030 Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2040 Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2050 Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Principal LifeTime 2060 Fund	N/A	N/A	0.38%	N/A	0.10%	N/A	02/28/2018
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Hybrid Income Fund	N/A	N/A	N/A	N/A	0.05%	N/A	02/28/2018
Principal LifeTime Strategic Income Fund	0.38%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Real Estate Securities Fund	N/A	N/A	N/A	N/A	N/A	1.24%	02/28/2019
SAM Balanced Portfolio	N/A	N/A	N/A	N/A	N/A	.63%	02/28/2019
SAM Conservative Balanced Portfolio	0.63%	1.38%	0.63%	N/A	N/A	N/A	02/28/2018
SAM Conservative Balanced Portfolio	N/A	N/A	N/A	N/A	N/A	.62%	02/28/2019
SAM Conservative Growth Portfolio	N/A	N/A	N/A	0.35%	N/A	N/A	02/28/2018
SAM Conservative Growth Portfolio	N/A	N/A	N/A	N/A	N/A	.63%	02/28/2019
SAM Flexible Income Portfolio	N/A	N/A	N/A	N/A	N/A	.61%	02/28/2019
SAM Strategic Growth Portfolio	N/A	N/A	N/A	N/A	N/A	.65%	02/28/2019
Short-Term Income Fund	N/A	N/A	N/A	N/A	N/A	.79%	02/28/2019

SmallCap Fund (f/k/a SmallCap Blend Fund)	N/A	2.08%	N/A	N/A	0.80%	N/A	02/28/2018
SmallCap Fund (f/k/a SmallCap Blend	N/A	N/A	N/A	N/A	N/A	1.24%	02/28/2019
SmallCap Growth Fund I	N/A	N/A	1.50%	N/A	1.02%	N/A	02/28/2018
SmallCap Value Fund II	1.45%	N/A	N/A	N/A	N/A	N/A	02/28/2018
Tax-Exempt Bond Fund	N/A	1.60%	N/A	0.52%	0.60%	N/A	02/28/2018
Tax-Exempt Bond Fund	N/A	N/A	N/A	N/A	N/A	.78%	02/28/2019

	R-1	R-2	R-3	R-4	R-5	R-6	Expiration
Global Real Estate Securities Fund	N/A	N/A	N/A	N/A	N/A	0.94%	02/28/2018
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	N/A	02/28/2018
High Yield Fund	N/A	N/A	N/A	N/A	N/A	0.66%	02/28/2018
Income Fund	N/A	N/A	N/A	N/A	N/A	0.55%	02/28/2018
International Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	1.33%	02/28/2018
International Fund I	N/A	N/A	N/A	N/A	N/A	1.05%	02/28/2018
LargeCap Growth Fund I	N/A	N/A	N/A	N/A	N/A	0.65%	02/28/2018
MidCap Fund	N/A	N/A	N/A	N/A	N/A	0.74%	02/28/2018
MidCap S&P 400 Index Fund	N/A	N/A	N/A	N/A	N/A	0.25%	02/28/2018
MidCap Value Fund III	N/A	N/A	N/A	N/A	N/A	0.69%	02/28/2018
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime Hybrid Income Fund	N/A	N/A	N/A	N/A	N/A	0.02%	02/28/2018
Principal LifeTime 2060 Fund	0.93%	0.80%	0.62%	0.43%	0.31%	N/A	02/28/2018
Real Estate Securities Fund	N/A	N/A	N/A	N/A	N/A	0.97%	02/28/2018
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	N/A	02/28/2018
SmallCap Fund (f/k/a SmallCap Blend Fund)	N/A	N/A	N/A	N/A	N/A	0.90%	02/28/2018
SmallCap Growth Fund I	1.88%	1.75%	1.57%	1.38%	1.26%	1.06%	02/28/2018
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	N/A	N/A	0.25%	02/28/2018
SmallCap Value Fund II	N/A	N/A	N/A	N/A	N/A	1.01%	02/28/2018

In addition, Principal has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Fund	Class P	Expiration
Diversified International Fund	0.20%	02/28/2018
Global Real Estate Securities Fund	0.20%	02/28/2018
Government & High Quality Bond Fund	0.20%	02/28/2018
High Yield Fund	0.20%	02/28/2018
Income Fund	0.20%	02/28/2018
International Emerging Markets Fund	0.20%	02/28/2018
International Fund I	0.20%	02/28/2018
LargeCap Growth Fund	0.20%	02/28/2018
LargeCap Growth Fund I	0.20%	02/28/2018
LargeCap Value Fund	0.20%	02/28/2018
MidCap Value Fund III	0.20%	02/28/2018
Principal Capital Appreciation Fund	0.20%	02/28/2018
Real Estate Securities Fund	0.20%	02/28/2018
SAM Balanced Portfolio	0.20%	02/28/2018
SAM Conservative Balanced Portfolio	0.20%	02/28/2018
SAM Flexible Income Portfolio	0.20%	02/28/2018
SAM Strategic Growth Portfolio	0.20%	02/28/2018
SmallCap Fund (f/k/a SmallCap Blend Fund)	0.20%	02/28/2018
SmallCap Value Fund II	0.20%	02/28/2018

Series	Class A	Class C	Institutional Class	Class J	Class T	Expiration
Blue Chip Fund	1.35%	2.10%	N/A	N/A	N/A	12/30/2017
Blue Chip Fund	N/A	N/A	N/A	N/A	1.22%	12/30/2018
Bond Market Index Fund	N/A	N/A	0.23%	0.78%	N/A	12/30/2017
Diversified Real Asset Fund	1.25%	2.00%	0.88%	N/A	N/A	12/30/2017
Diversified Real Asset Fund	N/A	N/A	N/A	N/A	1.25%	12/30/2018
Dynamic High Yield Explorer Fund	1.10%	N/A	0.75%	N/A	N/A	12/30/2017
EDGE MidCap Fund	N/A	N/A	0.90%	N/A	N/A	12/30/2017
EDGE MidCap Fund	N/A	N/A	N/A	N/A	1.20%	12/30/2018
Global Multi-Strategy Fund	N/A	2.75%	N/A	N/A	N/A	12/30/2017
Global Multi-Strategy Fund	N/A	N/A	N/A	N/A	1.90%	12/30/2018
Global Opportunities Fund	1.50%	2.25%	N/A	N/A	N/A	12/30/2017
Global Opportunities Equity Hedged Fund	1.55%	N/A	1.25%	N/A	N/A	12/30/2017
International Small Company Fund	1.60%	N/A	1.20%	N/A	N/A	12/30/2017
Multi-Manager Equity Long/Short Fund	2.02%	N/A	1.67%	N/A	N/A	12/30/2017
Opportunistic Municipal Fund	0.90%	1.65%	0.65%	N/A	N/A	12/30/2017
Opportunistic Municipal Fund	N/A	N/A	N/A	N/A	.90%	12/30/2018
Origin Emerging Markets Fund	1.75%	N/A	1.25%	N/A	N/A	12/30/2017
Preferred Securities Fund	N/A	N/A	N/A	N/A	1.07%	12/30/2018
Real Estate Allocation Fund	0.50%	N/A	0.15%	N/A	N/A	12/30/2017
Real Estate Debt Income Fund	1.00%	N/A	0.70%	N/A	N/A	12/30/2017
Real Estate Debt Income Fund	N/A	N/A	N/A	N/A	1.00%	12/30/2018
Small-MidCap Dividend Income Fund	N/A	N/A	0.88%	N/A	N/A	12/30/2017
Small-MidCap Dividend Income Fund	N/A	N/A	N/A	N/A	1.17%	12/30/2018
SystematEx International Fund	N/A	N/A	0.75%	N/A	N/A	12/30/2017

Series	R-1	R-2	R-3	R-4	R-5	R-6	Expiration
Blue Chip Fund	N/A	N/A	N/A	N/A	N/A	0.75%	12/30/2017
Bond Market Index Fund	1.11%	0.98%	0.80%	0.61%	0.49%	N/A	12/30/2017
Diversified Real Asset Fund	N/A	N/A	N/A	N/A	N/A	0.88%	12/30/2017
EDGE MidCap Fund	N/A	N/A	N/A	N/A	N/A	0.85%	12/30/2017
International Equity Index Fund	N/A	N/A	N/A	N/A	N/A	0.40%	12/30/2017
International Small Company Fund	N/A	N/A	N/A	N/A	N/A	1.20%	12/30/2017
Multi-Manager Equity Long/Short Fund	N/A	N/A	N/A	N/A	N/A	1.60%	12/30/2017
Origin Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	1.26%	12/30/2017
Preferred Securities Fund	N/A	N/A	N/A	N/A	N/A	0.85%	12/30/2017
Real Estate Debt Income Fund	N/A	N/A	N/A	N/A	N/A	0.70%	12/30/2017
Small-MidCap Dividend Income Fund	N/A	N/A	N/A	N/A	N/A	0.88%	12/30/2017
SystematEx International Fund	N/A	N/A	N/A	N/A	N/A	0.62%	12/30/2017
SystematEx Large Value Fund	N/A	N/A	N/A	N/A	N/A	0.42%	12/30/2017

For Capital Securities Fund, Principal Management Corporation ("Principal"), the investment advisor, has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%. It is expected that the expense limit will continue permanently (and in any event, at least through December 30, 2017); however, Principal Funds, Inc. and Principal, the parties to the agreement, may mutually agree to terminate the expense limit.
In addition, Principal has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund, (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class P	Expiration
Blue Chip Fund	0.20%	12/30/2017
Diversified Real Asset Fund	0.20%	12/30/2017
Global Multi-Strategy Fund	0.20%	12/30/2017
Global Opportunities Fund	0.20%	12/30/2017
Global Opportunities Equity Hedged Fund	0.20%	12/30/2017
International Small Company Fund	0.20%	12/30/2017
Multi-Manager Equity Long/Short Fund	0.20%	12/30/2017
Origin Emerging Markets Fund	0.20%	12/30/2017
Opportunistic Municipal Fund	0.20%	12/30/2017
Real Estate Debt Income Fund	0.20%	12/30/2017

SCHEDULE B
Series	Waiver	Expiration
Bond Market Index Fund	0.030%	12/30/2017
Core Plus Bond Fund	0.010%	02/28/2019
Global Multi-Strategy Fund	0.040%	12/30/2018
LargeCap Growth Fund I	0.016%	02/28/2018
LargeCap Growth Fund II	0.044%	02/28/2018
LargeCap Value Fund III	0.012%	02/28/2018
MidCap Growth Fund III	0.032%	02/28/2018
MidCap Value Fund I	0.120%	02/28/2018
MidCap Value Fund III	0.014%	02/28/2018
Overseas Fund	0.040%	02/28/2018
SmallCap Growth Fund I	0.072%	02/28/2018
SmallCap Value Fund II	0.024%	02/28/2018